Exhibit 99.1

FIRST AMENDMENT TO

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of the 1st day of July, 2009, by and between FNDS3000 CORP., a Delaware corporation (the “Issuer”), and SHERINGTON HOLDINGS, LLC, a Georgia limited liability company (“Purchaser”).

W I T N E S S E T H :

WHEREAS, Issuer and Purchaser are parties to that certain Amended and Restated Note Purchase Agreement, dated as of December 1, 2008, as amended or otherwise modified from time to time (as so amended or otherwise modified, the “Note Purchase Agreement”), and in connection therewith, the Issuer and Atlas Merchant Services, LLC, a Nevada limited liability company, delivered to Purchaser that certain Amended and Restated Secured Convertible Promissory Note, dated as of December 1, 2008 (as so amended or otherwise modified, the “Original Note”), in the original principal amount of up to $1,000,000); and

WHEREAS, Issuer has requested that Purchaser amend the Note Purchase Agreement to, among other things, (i) modify the covenant contained in Section 4(v) thereof as hereinafter set forth; and

WHEREAS, Purchaser is willing to so amend the Note Purchase Agreement as set forth herein, subject to the terms and conditions also set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises, to induce Purchaser to amend the Note Purchase Agreement as hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Note Purchase Agreement.

2. Amendments.

(a) Section 2(g) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(g) Capitalization. The authorized capital stock of the Parent consists solely of 5,000,000 shares of Preferred Stock, par value $.001, none of which are issued and outstanding, and 100,000,000 shares of Common Stock, par value $0.001, of which, after giving effect to the transactions contemplated by, an closing concurrently with, the First Amendment to Amended and Restated Note Purchase Agreement dated as of July 1, 2009, between the Parent and the

Purchaser, (a) 40,562,786 shares are issued and outstanding, (b) no shares are held in treasury, (c) 23,101,647 shares are reserved for issuance upon the exercise of options and warrants outstanding (the “Option and Warrant Shares”), and (d) 6,333,715 shares are reserved for issuance upon the exercise of the Note (the “Conversion Shares”). All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth in this Agreement (including the Note), and except for options and warrants relating to the Option and Warrant Shares and for the convertible notes relating to the Conversion Shares, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Parent, or any other written agreements of the Parent to issue any such securities or rights.

(b) Clause (iii) of Section 4(d) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(iii) Furnish to the Purchaser within thirty (30) days after the end of each calendar quarter, an unaudited balance sheet of the Issuers on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of the Issuers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments.

(c) Section 4(k) of the Note Purchase Agreement is hereby amended by deleting the words “this clause 4(g)” contained in the second sentence of such section, and replacing such deleted words with the words “this clause 4(k)”.

(d) Section 4(v) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(v) Minimum Card Sales. For the period commencing on the date hereof and ending on September 30, 2009, the Issuer shall, or shall cause its subsidiaries to, issue and distribute in South Africa a minimum of at least one hundred thousand (100,000) prepaid debit cards.

3. Amendment and Restatement of the Original Note. On the date hereof, the Issuer and the Purchaser have agreed that the Issuer shall issue to the Purchaser that certain Second Amended and Restated Secured Convertible Promissory Note, in the original principal amount of $1,000,000 (the “Restated Note”). Such Restated Note shall replace the Original Note, and all references in the Note Purchase Agreement to the “Note” shall be to the Restated Note.

4. Acknowledgment of Release of Atlas from Transaction Documents. On or about May 14, 2009, the Issuer sold its interest in Atlas, and Atlas was released from its obligations under the Original Note and the Note Purchase Agreement. Notwithstanding that, pursuant to the terms of the Note Purchase Agreement, any amendment thereto is to be executed by the Purchaser, the Issuer and Atlas, the Purchaser and the Issuer hereby acknowledge and agree that, upon satisfaction of the conditions set forth in paragraph 5 below, this Amendment shall be effective to amend the Note Purchase Agreement, and the Note Purchase Agreement, as amended by this Amendment, shall be enforceable against the Issuer. Each reference in the Note Purchase Agreement shall constitute the binding obligation of each of the Issuer and the Purchaser in accordance with its terms, and each of the Issuer and the Purchaser hereby ratifies and reaffirms its obligations under the Note Purchase Agreement, as amended by this Amendment. Each of the Issuer and the Purchaser hereby further agrees that each reference to the “Issuers”, or to “each Issuer” in the Note Purchase Agreement, as amended by this Amendment, shall be deemed to be a reference solely to the Issuer, and each reference to the Subsidiary shall no longer be of any effect. The Issuer acknowledges and agrees that the release of Atlas from its obligations under the Note Purchase Agreement and the Original Note shall in no way release the Issuer from any of its obligations under the Note Purchase Agreement or any other Transaction Document.

5. Subsidiaries of the Issuer. (a) The Issuer hereby represents and warrants to the Purchaser that Issuer has no Subsidiaries, other than FNDS TECH (PTY) LIMITED, a company incorporated in the Republic of South Africa (“FNDS TECH”). For purposes hereof, “Subsidiary” means, as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency).

(b) The Issuer hereby covenants and agrees (i) that all of the covenants contained in Section 4 of the Note Purchase Agreement shall apply to FNDS TECH as well as the Issuer, (ii) that the Issuer shall cause FNDS TECH to comply with each such covenant and agreement in all respects, and (iii) it shall at all times own 100% of the issued and outstanding equity interests of FNDS TECH.

6. Effectiveness. The amendments contained in this Amendment are subject to the fulfillment of the following conditions precedent, as determined by Purchaser in its reasonable discretion:

(a) Purchaser shall have received from the Issuer the following documents, each duly executed and delivered to the Purchaser:

(i) this Amendment;

(ii) the Restated Note;

(iii) the Security Agreement, dated as of the date hereof (the “Security Agreement”), executed by the Issuer in favor of the Purchaser;

(iv) a certificate of a secretary or assistant secretary of the Issuer, certifying as to resolutions authorizing this Amendment and the Restated Note, as to the incumbency of the officer that will be executing this Amendment, the Restated Note and any related agreements, documents and instruments, and that there have been no changes in the organizational documents of the Issuer since December 1, 2008; and

(v) such additional agreements, certificates and other documents as Purchaser may reasonably request.

(b) The Issuer shall have taken or authorized such steps as the Purchaser may require to perfect the Purchaser’s security interest in the assets of the Issuer, including, without limitation, the filing of an appropriate UCC financing statement in any jurisdiction that may be necessary or desirable under applicable law.

(c) All of the conditions to the transactions contemplated by the Securities Purchase Agreement, dated as of the date hereof, by and between the Purchaser and the Issuer shall have been satisfied, in the reasonable discretion of the Purchaser.

7. No Defenses. To induce the Purchaser to enter into this Amendment and to agree to the amendments set forth herein or otherwise contemplated herein, Issuer acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of Issuer against Purchaser arising out of or with respect to the Note Purchase Agreement.

8. Representations and Warranties; No Default or Event of Default. To induce Purchaser to enter into this Amendment and grant the accommodations set forth herein, Issuer hereby represents and warrants that, as of the date hereof, (i) except as expressly set forth on Schedule 7 attached hereto, each of the representations and warranties of the Issuer set forth in the Note Purchase Agreement, as amended by this Amendment, is true and correct as of the date hereof, and (ii) there exists no Default or Event of Default. Purchaser acknowledges and agrees that it has waived the breaches of the representations and warranties set forth in Schedule 7, but does not waive any other breaches of any representations, warranties, or covenants, or any other defaults, under the Note Purchase Agreement, the Original Note or the Note, whether occurring before or after the date hereof, and Purchaser hereby reserves all of its rights and remedies with respect to such breaches and defaults that have not been expressly waived hereunder.

9. Limitation on Amendments; Reaffirmation. Except as expressly set forth herein, the Note Purchase Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of Issuer and Purchaser. The term “Agreement” as used in the Note Purchase Agreement and all similar references in each of the Transaction Documents shall hereafter mean the Note Purchase Agreement, as amended by this Amendment. Except as expressly set forth herein, this Amendment shall not be deemed to waive any Default or Event of Default under the Note Purchase Agreement, or to waive, amend or modify any other term or condition of the Note Purchase Agreement or any other Transaction Document, each of which is hereby ratified and reaffirmed and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

10. Costs and Expenses. Each party agrees to bear its own costs and expenses in connection with the drafting, negotiation and execution of this Amendment and the other agreements executed in connection herewith.

11. Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Issuer agrees to take such further action as Purchaser shall reasonably request in connection herewith to evidence the amendments herein contained to the Note Purchase Agreement. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

[Signatures page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal, all as of the date first above written.

ISSUER:

FNDS3000 CORP.

By:	/s/ Joseph F. McGuire
Name:	Joseph F. McGuire
Title:	Chief Financial Officer

PURCHASER:

SHERINGTON HOLDINGS, LLC

By:	/s/ Raymond Goldsmith
Its:	Sole Member